EXHIBIT 99.1

Behringer Harvard Appoints Real Estate Industry
Veteran to its Opportunity REIT II Board

June 29, 2009 — Behringer Harvard announced today that real estate industry veteran Diane S. Detering-Paddison has been appointed as an independent director on the board of directors of Behringer Harvard Opportunity REIT II, Inc.

“We’re pleased to welcome Diane to our Opportunity REIT II board,” said Robert S. Aisner, CEO of Behringer Harvard Opportunity REIT II, Inc. “She brings to this role more than two decades of experience with several prestigious giants in the commercial real estate industry. Her expertise will be instrumental in guiding our opportunity-style REIT through the completion of its acquisition phase and beyond.”

Paddison served from June 2008 to January 2009 as chief operating officer of Denver-based ProLogis (NYSE: PLD), a Fortune 500 company that owns, manages and develops distribution facilities and has more than $32 billion in real estate assets under management. Prior to joining ProLogis, she had a 20-year tenure with CB Richard Ellis and Trammell Crow Company, culminating in service as president, global corporate services — client accounts. Prior to that role, she was chief operating officer, global services, which included overseeing the account teams managing investor clients. The Dallas-based Trammell Crow Company, founded in 1948, operates as an independent subsidiary of CB Richard Ellis, the world’s largest commercial real estate services firm (based on 2008 revenues). Trammell Crow Company has developed or acquired more than 500 million square feet of buildings with a value exceeding $50 billion.

While at Trammell Crow Company, Paddison was part of a ten-member executive team that managed the merger of Trammell Crow Company and CB Richard Ellis in December 2006. This merger was recognized by the Dallas Business Journal as the “best merger or corporate strategic deal” for 2007. Paddison also was nominated by Commercial Property News (CPN) as “Executives of the Year — Female Leader of the Year” in 2007, and recognized among CPN’s “Stars to Watch” in 1999. She holds a Master of Business Administration degree from Harvard University’s Graduate School of Business and a Bachelor of Science degree from Oregon State University.

Paddison is chairman of the Dean’s Circle of Excellence for Oregon State University, which provides advocacy, consultation, and support for the college of business. She also serves as chairman of the board for the north central Texas region of Young Life, an international faith-based organization founded in 1941 that works with teens in more than 800 communities across the United States and in more than 50 countries. In addition, Paddison is a member of Women Corporate Directors, an international organization of more than 500 women who serve as directors of corporations, and the National Association of Corporate Directors, an organization with members representing the boards of companies ranging from Fortune 100 to smaller public companies, private companies, and non-profit organizations.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312